                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): NOVEMBER 10, 2004

                    UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

                               UCDP FINANCE, INC.

             (Exact name of Registrants as specified in its charter)

                             -----------------------

                 FLORIDA                                59-3128514
                 FLORIDA                                42-1581381
      (State or other jurisdiction         (I.R.S. employer identification no.)
    of incorporation or organization)

      1000 UNIVERSAL STUDIOS PLAZA
               ORLANDO, FL                              32819-7610
(Address of principal executive offices)                (Zip code)

                                 (407) 363-8000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 9.           REGULATION FD DISCLOSURE

A.       Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 9 shall not be deemed to be "filed" for purposes of Section
18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 shall not be deemed an admission as to the materiality of any information in this Current Report on
Form 8-K that is required to be disclosed solely to satisfy the requirements of
Regulation FD. This should be read in conjunction with our September 26, 2004
10Q filed on November 9, 2004.

B.       Supplemental Information

On November 10, 2004, the Registrant held a telephonic conference call. During the call, the following information was discussed by Michael J. Short, Principal
Financial Officer, Universal City Development Partners, Ltd.

ATTENDANCE

Welcome to our third quarter earnings conference call. I'm pleased to report that despite four hurricanes, we posted solid results due to the underlying strength of our business. Our third quarter attendance, which continued the positive trends we reported in the first two quarters, was up 8% to last year.
This third quarter attendance increase was driven by growth in unique visitors, which was up 6% and an increase in the number of days admission per visitor, which went from 1.66 in 2003 to 1.69 in 2004. We set monthly admission records in both July and August. This performance helped us mitigate the negative impact of four hurricanes hitting the state of Florida, which forced us close our parks for three days. This was the first time Central Florida had been directly hit by a hurricane in years. Except for a one-day closing in 1999, this was the first time that we have closed our parks for a full day since we opened in 1990.
Attendance has been particularly strong from our International market, which was up 22% compared to 2003. The Outer United States market met our expectations, while the Florida market was down slightly to the weather

Year-to-date attendance results reflect continued strength. While attendance was favorable 13%, visitors were up 11%. The number of days admission per visitor from also increased from 1.60 in 2003 to 1.63 in 2004.

FINANCIAL RESULTS

Let's look now at our financial results. I will first discuss our third quarter results in detail and then provide a few overall comments related to September year-to-date. Overall, despite the impact of the hurricanes, our third quarter was strong. Year-to-year revenue growth was over $27 million, or 12%; while
EBITDA was up $5.6 million, or 7%. Our Revenue growth was driven by several factors. Pass revenues increased by almost $16 million, or 14%. Merchandise and food revenues increased by $5.7 million, or 10%. These results were driven by both increased pricing and the favorable attendance results I discussed earlier.

Total Costs and Operating Expenses increased largely due to our higher volume.
Expenses were up about $15 million, or 9%, which included $3 million in costs related to the hurricanes; $2.8 million accrued to fund performance related incentives; and $2 million related to an increase in our provision for merchandise inventory. Net Interest was favorable almost $6 million, or 18%.
This was primarily due to prepaying more than $172 million on our senior secured credit agreement during the past 12 months.

Turning to year-to-date, results were strong. Revenue was favorable almost $100 million, or 18%; while EBITDA was up $42.4 million, or 27%. On a last-twelve-month basis, our Lender EBITDA was approximately $269 million, which was particularly impressive since it includes around $15 million in unplanned expenses from excess bonus accruals, additional merchandise reserves, and direct costs caused by the hurricanes.

CAPITAL AND LIQUIDITY

Through September, we generated nearly $184 million in cash flows from operating activities, which was favorable to last year by almost $15 million. This cash flow was generated from our favorable operating results, offset partially by the timing of working capital. Cash used from investing activities was almost $16 million. This total included more than $20 million in capital additions, offset primarily by almost $4 million in proceeds generated from sales of undeveloped land. We still expect to spend almost $42 million in capital expenditures during
2004. Total cash flows from operating and investing activities totaled more than
$168 million in 2004.

We continued to hold a strong liquidity position at September 2004, with cash of almost $104 million and total liquidity in excess of $196 million. This includes the impact of us making more than $172 million in prepayments on our senior secured credit agreement during 2004. This allowed us to eliminate our debt amortization on our senior secured credit agreement until December 2005. Our debt balance at the end of September was approximately $1,004 million, which is the first time since we have been close to being under $1 billion since we built
Islands of Adventure.

Through September, we paid $9.2 million in current Universal Studios Florida special fees to our NBC Universal partner. During the third quarter, our last-twelve-month funded debt ratio was below four times, which is the trigger that allows us to begin paying a portion of the deferred Universal Studios
Florida special fees. At the end of September, we had total special fees of more than $17 million classified as current, of which $6 million was from current operations and $11 million was deferred. These amounts will be paid to our NBC
Universal partner in November.

OUTLOOK

October 2004 was another record attendance month for us. Halloween Horror Nights was again a very successful event for us. Compared to last October, attendance was up more than 10%; with revenue growth of approximately 15%.

C.       Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are
"forward-looking statements." Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words "estimates,"
"expects," "anticipates," "projects," "plans," "intends," "believes,"
"forecasts" or future conditional verbs, such as "will," "should," "could," or
"may" and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

                                  UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

Date: November 10, 2004           By:  /s/ Michael J. Short
                                      ------------------------------------------
                                  Name:  Michael J. Short
                                  Title: Principal Financial Officer

                                  UCDP FINANCE, INC.

Date: November 10, 2004           By:  /s/ Michael J. Short
                                      ------------------------------------------
                                  Name:  Michael J. Short
                                  Title: Treasurer (Principal Financial Officer)